EXHIBIT 99.1

PennantPark Investment Corporation’s Unconsolidated Joint Venture, PennantPark Senior Loan Fund, LLC Completes $300 Million CLO

Marking Continued Growth in PennantPark’s Middle Market CLO Platform with Seven CLOs Under Management

MIAMI, July 26, 2023 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the “Company”) (NYSE: PNNT) today announced that PennantPark Senior Loan Fund, LLC (“PSLF”) through its wholly-owned and consolidated subsidiary, PennantPark CLO VII, LLC (“CLO VII”), has closed a $300 million debt securitization in the form of a collateralized loan obligation (“CLO”) with a four-year reinvestment period and twelve-year final maturity.

The notes issued in the CLO (the “CLO Notes”) are structured in the following manner:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P)	Issuance Price
A-1A Notes	$151,000,000	50.3%	3 Mo SOFR + 2.70%	AAA	100.0%
A-1B Loans	20,000,000	6.7%	6.5490%	AAA	100.0%
A-2	12,000,000	4.0%	3 Mo SOFR + 3.20%	AAA	100.0%
B	21,000,000	7.0%	3 Mo SOFR + 4.05%	AA	100.0%
C	24,000,000	8.0%	3 Mo SOFR + 4.70%	A	100.0%
D	18,000,000	6.0%	3 Mo SOFR + 7.00%	BBB-	100.0%
Sub Notes	54,000,000	18.0%		NR	NA
Total	$300,000,000

“This transaction demonstrates PennantPark’s continued ability to raise attractive long-term financing, even during challenging markets.” said Arthur Penn, Chief Executive Officer. “We are pleased to enhance the capital position of both PSLF and our platform and to participate in today’s excellent vintage of both primary and secondary opportunities. With the closing of CLO VII, PennantPark now manages approximately $2.1 billion in CLO middle market assets, and we look forward to continued growth with the support of our current and new investors.”

PSLF will retain all the Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in July 2027 and the CLO Notes are scheduled to mature in July 2035. The proceeds from the CLO Notes will be used to repay a portion of PSLF’s $325 million secured credit facility. In addition, PSLF acts as retention holder in the transaction to retain exposure to the performance of the securitized assets. BNP Paribas acted as lead placement agent in the CLO transaction.

The CLO Notes offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from applicable registration requirements. The CLO is a form of secured financing incurred and consolidated by PSLF. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK SENIOR LOAN FUND, LLC

PennantPark Senior Loan Fund, LLC, is a joint venture between PennantPark Investment Corporation and Pantheon Ventures (UK), LLP and primarily invests in middle-market and other corporate debt securities with PennantPark Investment Corporation’s strategy.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark is a leading middle market credit platform, managing approximately $6.2 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark is headquartered in Miami, and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:

Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com

Source: PennantPark Investment Corporation